Exhibit 3.6

KINDER MORGAN CANADA LIMITED PARTNERSHIP

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS AMENDMENT (the “Amendment”) to the second amended and restated limited Partnership Agreement dated August 15, 2017 (the “Agreement”) of Kinder Morgan Canada Limited Partnership (the “Partnership”) is made as of the 15th day of December 2017, by the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, on August 15, 2017, the limited partnership agreement of the Partnership was amended and restated to allow for preferred limited partnership interests in the Partnership and to create the Preferred LP Units;

AND WHEREAS, the General Partner desires to amend the Agreement to change the designation of “Series 1 Preferred LP Units” to “Series A Preferred LP Units”;

AND WHEREAS, the General Partner desires to amend the Agreement to create an additional series of Preferred LP Units having the rights and restrictions set out in Exhibit “2” of Schedule “A” to this Amendment;

AND WHEREAS, pursuant to Section 12.7 of the Agreement, from time to time and without prior notice to, or consent of, any Limited Partner, the General Partner, acting reasonably, may amend any provision of the Agreement or add any provision thereto, including, as provided for in Section 12.7(2)(f) of the Agreement, a change that, as determined by the General Partner in its sole discretion, does not adversely affect any of the Limited Partners;

AND WHEREAS, the General Partner desires to amend the Agreement as set out herein;

NOW THEREFORE,

1.                                      The definition of “Series 1 Preferred LP Units” in section 1.1 is hereby deleted in its entirety and replaced with the following:

“Series A Preferred LP Units” means the first series of Preferred LP Units of the Partnership, the provisions of which are set forth in Schedule “B” to this Agreement.

2.                                      Exhibit “1” of Schedule “B” of the Agreement is hereby deleted in its entirety and replaced with Exhibit “1” of Schedule “A” to this Amendment.

3.                                      Schedule “B” of the Agreement is hereby amended by adding Exhibit “2” of Schedule “B” to this Amendment as Exhibit “2” of Schedule “B” of the Agreement.

2.                                      This amendment shall be effective upon the date first written above.

3.                                      This amendment shall be governed by and interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

5.                                      Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

6.                                      This Amendment may be executed by facsimile or portable document format and the execution by way of facsimile or portable document format shall have the same effect as the execution of the original.

IN WITNESS WHEREOF the General Partner has executed this Amendment as of the date first above written.

KINDER MORGAN CANADA GP INC., as General Partner

Per:	(signed) “Dax A. Sanders”
Authorized Signing Officer

SCHEDULE “A”

EXHIBIT “1”

SERIES A, PREFERRED LP UNITS SCHEDULE

The first series of Preferred LP Units of the Partnership shall consist of 12,000,000 units designated as Preferred LP Units, Series A (the “Series A Units”). In addition to the rights, privileges, restrictions and conditions attaching to the Preferred LP Units as a class, the rights, privileges, restrictions and conditions attaching to the Series A Units shall be as follows:

1.                                      Interpretation

In these Series A Unit provisions, the following terms have the meanings indicated:

(a)                                 “Distribution Amount” means the amount per Series A Unit equal to the quotient of the aggregate dividend amount declared and payable by KML in respect of all Series 1 KML Preferred Shares and Series 2 KML Preferred Shares outstanding on the relevant Distribution Payment Date divided by the number of Series A Units outstanding;

(b)                                 “Distribution Payment Date” means the 15th day of February, May, August and November in any year or any other date on which a payment is made by KML to the holders of all Series 1 KML Preferred Shares and Series 2 KML Preferred Shares then outstanding in respect of dividends declared on such shares in accordance with the terms thereof;

(c)                                  “KML” means Kinder Morgan Canada Limited, a corporation existing under the laws of the Province of Alberta;

(d)                                 “KML Preferred Shares” means any series of preferred shares in the capital of KML as set forth in the articles of incorporation, amendment, arrangement or amalgamation of KML, from time to time;

(e)                                  “Liquidation” means the dissolution of the Partnership pursuant to Article 11 of the Partnership Agreement;

(f)                                   “Preferred LP Units” means the Preferred LP Units of the Partnership;

(g)                                  “Preferred Contributed Capital” means the amount paid to acquire the Series A Units or such amounts that are remaining after a return of all or a portion of such capital;

(h)                                 “Series 1 KML Preferred Shares” means the first series of KML Preferred Shares designated as Cumulative Redeemable Minimum Rate Reset Preferred Shares, Series 1; and

(i)                                     “Series 2 KML Preferred Shares” means the second series of KML Preferred Shares designated as Cumulative Redeemable Floating Rate Preferred Shares, Series 2.

2.                                      Distributions

(a)                                 The holders of the Series A Units shall be entitled to receive cash distributions in the amount per unit equal to the Distribution Amount on each applicable Distribution Payment Date.

(b)                                 If the distributions payable pursuant to paragraph (2)(a) are not paid in full on all of the Series A Units then outstanding, such distribution amount or the unpaid part of it shall be paid on a subsequent date or dates to be determined by the General Partner in accordance with the Partnership Agreement.

(c)                                  The holders of the Series A Units shall not be entitled to any distributions other than as specified in this paragraph (2).

3.                                      Return of Contributed Capital

Subject to applicable provisions in the Partnership Agreement, the Partnership may return the Preferred Contributed Capital in an amount necessary to fund any purchase for cancellation or redemption of Series 1 KML Preferred Shares or Series 2 KML Preferred Shares purchased for cancellation by KML in accordance with the terms thereof and at the same purchase price.

4.                                      Liquidation, Dissolution or Winding-up

In the event of a Liquidation, the holders of the Series A Units shall be entitled to receive $25.00 per Series A Unit less any return of Preferred Contributed Capital plus all accrued and unpaid distributions thereon, which for such purpose shall be calculated on a pro rata basis for the period from and including the last Distribution Payment Date on which distributions on the Series A Units have been paid to but excluding the date of such Liquidation, before any amount shall be paid or any property or assets of the Partnership shall be distributed to the holders of the Common Units or to the holders of any other LP Units ranking junior to the Series A Units in any respect. After payment to the holders of the Series A Units of the amount so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Partnership.

5.                                      Voting Rights

The holders of Series A Units shall not be entitled, except as otherwise provided by law and except for meetings of the holders of Preferred LP Units as a class and meetings of the holders of Series A Units as a series as provided for in this Exhibit “1” and in the Partnership Agreement, to receive notice of, attend at, or vote at any meeting of Limited Partners.

6.                                      Restrictions on Payment of Distributions and Reduction of Junior Capital

So long as any of the Series A Units are outstanding, the Partnership shall not:

(d)                                 return capital or acquire less than all the Series A Units and all other Preferred LP Units then outstanding ranking prior to or on parity with the Series A Units with respect to payment of distributions;

(e)                                  pay or set apart for payment any distributions (other than distributions in LP Units ranking junior to the Series A Units and subject to any applicable provisions of the Partnership Agreement) on the Common Units or any other LP Units ranking junior to the Series A Units with respect to payment of distributions; or

(f)                                   call for redemption, purchase, reduce or otherwise pay for any LP Units ranking junior to the Series A Units with respect to repayment of capital or with respect to payment of distributions;

unless all distributions up to and including the distributions payable with respect to the last preceding Distribution Periods on the Series A Units and on all other Preferred LP Units ranking prior to or on a parity with the Series A Units with respect to payment of distributions then outstanding shall have been paid or set apart for payment at the date of any such action referred to in subparagraphs 6 (a), (b) and (c).

7.                                      Withholding Tax

Notwithstanding any other provision contained in this Exhibit “1”, the Partnership may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in units) to be made pursuant to any of the provisions in this Exhibit “1” any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to this Exhibit “1” is less than the amount that the Partnership is so required or permitted to deduct or withhold, the Partnership shall be permitted to deduct and withhold from any non-cash payment, distribution, issuance or delivery to be made pursuant to this Exhibit “1” any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series A Units pursuant to provisions of this Exhibit “1” shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this paragraph (7). Holders of Series A Units shall be responsible for all withholding taxes under Part XIII of the Income Tax Act in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to provisions of this Exhibit “1” and shall indemnify and hold harmless the Partnership on an after-tax basis for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them.

8.                                      Amendments

The provisions attaching to the Series A Units may be deleted, varied, modified, amended or amplified in accordance with the Partnership Agreement.

SCHEDULE “B”

EXHIBIT “2”
SERIES B, PREFERRED LP UNITS SCHEDULE

The second series of Preferred LP Units of the Partnership shall consist of 10,000,000 units designated as Preferred LP Units, Series B (the “Series B Units”). In addition to the rights, privileges, restrictions and conditions attaching to the Preferred LP Units as a class, the rights, privileges, restrictions and conditions attaching to the Series B Units shall be as follows:

1.                                      Interpretation

In these Series B Unit provisions, the following terms have the meanings indicated:

(a)                                 “Distribution Amount” means the amount per Series B Unit equal to the quotient of the aggregate dividend amount declared and payable by KML in respect of all Series 3 KML Preferred Shares and Series 4 KML Preferred Shares outstanding on the relevant Distribution Payment Date divided by the number of Series B Units outstanding;

(b)                                 “Distribution Payment Date” means the 15th day of February, May, August and November in any year or any other date on which a payment is made by KML to the holders of all Series 3 KML Preferred Shares and Series 4 KML Preferred Shares then outstanding in respect of dividends declared on such shares in accordance with the terms thereof;

(c)                                  “KML” means Kinder Morgan Canada Limited, a corporation existing under the laws of the Province of Alberta;

(d)                                 “KML Preferred Shares” means any series of preferred shares in the capital of KML as set forth in the articles of incorporation, amendment, arrangement or amalgamation of KML, from time to time;

(e)                                  “Liquidation” means the dissolution of the Partnership pursuant to Article 11 of the Partnership Agreement;

(f)                                   “Preferred LP Units” means the Preferred LP Units of the Partnership;

(g)                                  “Preferred Contributed Capital” means the amount paid to acquire the Series B Units or such amounts that are remaining after a return of all or a portion of such capital;

(h)                                 “Series 3 KML Preferred Shares” means the third series of KML Preferred Shares designated as Cumulative Redeemable Minimum Rate Reset Preferred Shares, Series 3; and

(i)                                     “Series 4 KML Preferred Shares” means the fourth series of KML Preferred Shares designated as Cumulative Redeemable Floating Rate Preferred Shares, Series 4.

2.                                      Distributions

(j)                                    The holders of the Series B Units shall be entitled to receive cash distributions in the amount per unit equal to the Distribution Amount on each applicable Distribution Payment Date.

(k)                                 If the distributions payable pursuant to paragraph (2)(a) are not paid in full on all of the Series B Units then outstanding, such distribution amount or the unpaid part of it shall be paid on a subsequent date or dates to be determined by the General Partner in accordance with the Partnership Agreement.

(l)                                     The holders of the Series B Units shall not be entitled to any distributions other than as specified in this paragraph (2).

3.                                      Return of Contributed Capital

Subject to applicable provisions in the Partnership Agreement, the Partnership may return the Preferred Contributed Capital in an amount necessary to fund any purchase for cancellation or redemption of Series 3 KML Preferred Shares or Series 4 KML Preferred Shares purchased for cancellation by KML in accordance with the terms thereof and at the same purchase price.

4.                                      Liquidation, Dissolution or Winding-up

In the event of a Liquidation, the holders of the Series B Units shall be entitled to receive $25.00 per Series B Unit less any return of Preferred Contributed Capital plus all accrued and unpaid distributions thereon, which for such purpose shall be calculated on a pro rata basis for the period from and including the last Distribution Payment Date on which distributions on the Series B Units have been paid to but excluding the date of such Liquidation, before any amount shall be paid or any property or assets of the Partnership shall be distributed to the holders of the Common Units or to the holders of any other LP Units ranking junior to the Series B Units in any respect. After payment to the holders of the Series B Units of the amount so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Partnership.

5.                                      Voting Rights

The holders of Series B Units shall not be entitled, except as otherwise provided by law and except for meetings of the holders of Preferred LP Units as a class and meetings of the holders of Series B Units as a series as provided for in this Exhibit “2” and in the Partnership Agreement, to receive notice of, attend at, or vote at any meeting of Limited Partners.

6.                                      Restrictions on Payment of Distributions and Reduction of Junior Capital

So long as any of the Series B Units are outstanding, the Partnership shall not:

(a)                                 return capital or acquire less than all the Series B Units and all other Preferred LP Units then outstanding ranking prior to or on parity with the Series B Units with respect to payment of distributions;

(b)                                 pay or set apart for payment any distributions (other than distributions in LP Units ranking junior to the Series B Units and subject to any applicable provisions of the Partnership Agreement) on the Common Units or any other LP Units ranking junior to the Series B Units with respect to payment of distributions; or

(c)                                  call for redemption, purchase, reduce or otherwise pay for any LP Units ranking junior to the Series B Units with respect to repayment of capital or with respect to payment of distributions;

unless all distributions up to and including the distributions payable with respect to the last preceding Distribution Periods on the Series B Units and on all other Preferred LP Units ranking prior to or on a parity with the Series B Units with respect to payment of distributions then outstanding shall have been paid or set apart for payment at the date of any such action referred to in subparagraphs 6 (a), (b) and (c).

7.                                      Withholding Tax

Notwithstanding any other provision contained in this Exhibit “2”, the Partnership may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in units) to be made pursuant to any of the provisions in this Exhibit “2” any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to this Exhibit “2” is less than the amount that the Partnership is so required or permitted to deduct or withhold, the Partnership shall be permitted to deduct and withhold from any non-cash payment, distribution, issuance or delivery to be made pursuant to this Exhibit “2” any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series B Units pursuant to provisions of this Exhibit “2” shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this paragraph (7). Holders of Series B Units shall be responsible for all withholding taxes under Part XIII of the Income Tax Act in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to provisions of this Exhibit “2” and shall indemnify and hold harmless the Partnership on an after-tax basis for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them.

8.                                      Amendments

The provisions attaching to the Series B Units may be deleted, varied, modified, amended or amplified in accordance with the Partnership Agreement.